UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Greg Becker to Chief Executive Officer

Effective as of April 21, 2011, SVB Financial Group (the “Company”) has promoted Greg Becker to the position of Chief Executive Officer and President of SVB Financial Group and Silicon Valley Bank. As previously announced in January 2011, the Company’s former Chief Executive Officer, Ken Wilcox, has become Chairman of Silicon Valley Bank and will focus on the Company’s operations in China.

In connection with Mr. Becker’s new position, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has approved the following compensation specifically relating to Mr. Becker’s promotion:

•	An increase in his annual base salary from $700,000 to $800,000, effective as of April 21, 2011;

•

A 2011 annual incentive compensation target award of 70% of Mr. Becker’s annual base salary, subject to certain performance conditions and to the terms and conditions of the SVB Financial Group Senior Management Incentive Compensation Plan; and

•

A promotion-related equity grant of 19,000 restricted stock units (RSUs), all of which will cliff vest on the fourth anniversary of the effective date of grant, subject to continued service through such date. This grant is expected to become effective on April 27, 2011.

Appointment of Bruce Wallace as Principal Operating Officer

Effective as of April 21, 2011, the Board of Directors appointed Bruce Wallace, Chief Operations Officer, as the Company’s principal operating officer.

Mr. Wallace, age 46, joined the Company in 2008 as Head of Global Services. Prior to joining the Company, from 1987 to 2008, he held numerous senior management positions in banking operations at Wells Fargo & Company, including Senior Vice President and Manager of Treasury Management Operations (from 2005-2008). Mr. Wallace holds a bachelor’s degree in Accounting from California State University in Sacramento, California.

Mr. Wallace does not have any familial relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Additionally, there are no transactions in which Mr. Wallace has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K. In connection with his appointment as the principal operating officer, Mr. Wallace will enter into the Company’s standard form of Indemnification Agreement for executive officers.

There were no changes made to Mr. Wallace’s compensation in connection with his appointment as principal operating officer.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2011 Annual Meeting of Stockholders (the “Meeting”) was held on April 21, 2011. As of the applicable record date of February 22, 2011, there were 42,510,614 shares of the Company’s common stock outstanding and entitled to vote at the Meeting, of which a total of 40,459,327 shares of common stock, or 95.17 percent of the shares outstanding and entitled to vote, were represented at the Meeting in person or by proxy. At the Meeting, the stockholders: (i) elected the Company’s directors for the ensuing year, (ii) approved the Company’s amended and restated 2006 Equity Incentive Plan, (iii) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm, (iv) approved, on an advisory non-binding basis, the Company’s executive compensation (“Say on Pay”), and (v) approved, on an advisory non-binding basis, the annual frequency of Say on Pay votes.

The voting results were as follows:

	FOR	AGAINST	WITHHELD/ ABSTAIN	BROKER NON-VOTES
Election of Directors:				3,291,569
Greg Becker	37,113,505	n/a	54,253
Eric Benhamou	36,543,136	n/a	624,622
David Clapper	36,544,434	n/a	623,324
Roger Dunbar	36,544,434	n/a	623,324
Joel Friedman	36,544,434	n/a	623,324
G. Felda Hardymon	36,544,363	n/a	623,395
Alex W. “Pete” Hart	36,268,608	n/a	899,150
C. Richard Kramlich	36,542,497	n/a	625,261
Lata Krishnan	36,544,434	n/a	623,324
Kate Mitchell John Robinson	36,544,391 37,112,802	n/a n/a	623,367 54,956
Kyung Yoon	36,543,544	n/a	624,214

Approval of the Company’s amended and restated 2006 Equity Incentive Plan to reserve an additional 425,000 shares of common stock for issuance thereunder.	30,603,777	5,891,539	672,442	3,291,569

Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2011.	39,997,455	416,008	45,864	—

Advisory Say on Pay vote.	35,271,538	1,278,994	617,226	3,291,569

	EVERY 1 YEAR (ANNUAL)	EVERY 2 YEARS (BIENNIAL)	EVERY 3 YEARS (TRIENNIAL)	ABSTAIN
Advisory vote on the frequency of Say on Pay votes.	31,552,583	50,185	4,930,199	664,791

Annual Frequency of Say on Pay Votes

Pursuant to the recommendation of the Board of Directors, the Company’s stockholders approved the annual frequency of future Say on Pay advisory votes. In light of such approval, the Company will hold a Say on Pay advisory vote on an annual basis until the next required vote on the frequency of Say on Pay votes and as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2011	SVB FINANCIAL GROUP

	By:	/s/ MICHAEL DESCHENEAUX
Name: Michael Descheneaux
Title: Chief Financial Officer